Exhibit 99.1

Molecular Devices Reports Record Revenues and Earnings for Second Quarter of
2004


    SUNNYVALE, Calif., July 22 /PRNewswire-FirstCall/ -- Molecular Devices Corporation (Nasdaq: MDCC) today announced record revenues and earnings for the quarter ended June 30, 2004.

    Revenues for the quarter were a record $32.2 million, or an increase of 13% compared to the same period last year. Operating income for the second quarter of 2004 was $3.8 million, or an increase of 67% compared to the same period last year. Fully diluted earnings per share for the second quarter of 2004 were a record $0.17, or an increase of 42% compared with the same period last year.

    "We saw strength in both our life sciences and drug discovery product families, and we continue to feel positively about the state of our markets," stated Joseph D. Keegan, Ph.D., Molecular Devices' President and Chief Executive Officer. "Strong demand for FLIPR Tetra(TM), Discovery-1 and IonWorks resulted in the best quarter in history for our drug discovery family of products. At the same time, our life sciences segment posted solid growth due to the continued success of our SpectraMax M2 bench-top reader and Meta series of cellular imaging products. Finally, we are excited about closing the Axon acquisition at the beginning of the third quarter, as we believe it broadens our drug discovery and life sciences product portfolios and strengthens our technology base."

    The Company also established guidance for the third quarter of 2004 and updated its guidance for the full year 2004 to reflect the July 1, 2004 closing of the Axon acquisition. For the third quarter of 2004, the Company anticipates revenues of $41 to $43 million. The Company expects to incur in the third quarter a one-time charge of approximately $5.3 million, or $0.29 per fully diluted share, for restructuring and acquired in-process research and development in connection with the Axon acquisition. For the third quarter of 2004, the Company anticipates a fully diluted GAAP loss per share of ($0.10) to ($0.12) and non-GAAP fully diluted earnings per share of $0.17 to $0.19 without the effect of the $0.29 per share charge. For the full year 2004, the Company anticipates revenues of $148 to $152 million, fully diluted GAAP earnings per share of $0.41 to $0.46 and fully diluted non-GAAP earnings per share of $0.70 to $0.75 without the effect of the third quarter $0.29 per share charge.


    Conference Call Information

    An earnings announcement conference call is scheduled for Friday, July 23, 2004 at 8:00 a.m. PDT (11:00 a.m. EDT). Interested parties can participate in the call by dialing 888-202-2422 (domestic) or 913-981-5592 (international).
A taped replay of this call will be available through July 30, 2004. Replay dial-in numbers are 888-203-1112 (domestic) and 719-457-0820 (international), and the access code for the replay is 172500.

    Investors can also access a live web-cast of the call through a link posted on the investor page on Molecular Devices' website
(www.moleculardevices.com). A replay of the web cast will remain at this location through July 30, 2004.


    About Molecular Devices Corporation

    Molecular Devices Corporation is a leading supplier of high-performance bioanalytical measurement systems that accelerate and improve drug discovery and other life sciences research. The Company's systems and consumables enable pharmaceutical and biotechnology companies to leverage advances in genomics, proteomics and combinatorial chemistry by facilitating the high-throughput and cost-effective identification and evaluation of drug candidates. The Company's solutions are based on its advanced core technologies that integrate its expertise in engineering, molecular and cell biology and chemistry. Molecular Devices enables its customers to improve research productivity and effectiveness, which ultimately accelerates the complex process of discovering and developing new drugs.


    This press release contains "forward-looking" statements, including statements related to future revenues and earnings. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as "believes," "anticipates," "plans," "expects," "will," and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause the results of Molecular Devices Corporation to differ materially from those indicated by these forward-looking statements, including, among others, risks related to the recent acquisition of Axon and other risks detailed from time to time in the Company's SEC reports, including its Annual Report on Form 10-K for the year ended December 31, 2003, as amended, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, and its Registration Statement on Form S-4 (Registration No. 333-114934), as amended. Molecular Devices Corporation does not undertake any obligation to update forward-looking statements.



                        MOLECULAR DEVICES CORPORATION
               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                   (In thousands, except per share amounts)
                                 (unaudited)

                                             Three Months       Six Months
                                                Ended              Ended
                                                June 30,          June 30,
                                             2004     2003     2004     2003

    TOTAL REVENUES                         $32,205  $28,505  $59,542  $53,054

    TOTAL COST OF REVENUES                  12,075   10,584   22,318   20,112

    GROSS PROFIT                            20,130   17,921   37,224   32,942

    OPERATING EXPENSES:
      Research and development               4,709    4,819    8,726    9,478
      Selling, general and administrative   11,616   10,817   22,536   20,455

        Total operating expenses            16,325   15,636   31,262   29,933

    INCOME FROM OPERATIONS                   3,805    2,285    5,962    3,009
    Other income, net                           49      260       85      566

    INCOME BEFORE TAXES                      3,854    2,545    6,047    3,575
    Income tax provision                    (1,349)    (764)  (2,113)  (1,073)

    NET INCOME                              $2,505   $1,781   $3,934   $2,502

    BASIC NET INCOME PER SHARE               $0.18    $0.12    $0.27    $0.16

    DILUTED NET INCOME PER SHARE             $0.17    $0.12    $0.27    $0.16

    SHARES USED IN COMPUTING BASIC NET
     INCOME PER SHARE                       14,246   15,153   14,414   15,247

    SHARES USED IN COMPUTING DILUTED NET
     INCOME PER SHARE                       14,394   15,218   14,588   15,314


                        MOLECULAR DEVICES CORPORATION
                    CONDENSED CONSOLIDATED BALANCE SHEETS
                                (In thousands)
                                 (unaudited)

                                                  June 30,        December 31,
                                                    2004               2003
    ASSETS
      Current assets:
        Cash and cash equivalents                  $54,166           $50,260
        Short-term investments                          --             8,114
        Accounts receivable, net                    22,085            26,209
        Inventories, net                            15,623            17,025
        Deferred tax assets                          5,214             5,223
        Other current assets                         1,825             1,849
          Total current assets                      98,913           108,680

    Long-term investments                               --             1,736
    Equipment and leasehold improvements, net        9,609             9,706
    Other assets                                    49,356            46,791
                                                  $157,878          $166,913

    LIABILITIES AND STOCKHOLDERS' EQUITY
      Current liabilities:
        Accounts payable                            $4,297            $4,019
        Accrued liabilities                         15,468            17,356
          Total current liabilities                 19,765            21,375

      Stockholders' equity                         138,113           145,538

                                                  $157,878          $166,913




SOURCE  Molecular Devices Corporation
    -0-                             07/22/2004
    /CONTACT: Tim Harkness of Molecular Devices Corporation, +1-408-747-3533/ /Web site: http://www.moleculardevices.com /
    (MDCC)

CO:  Molecular Devices Corporation
ST:  California
IN:  HEA BIO MTC
SU:  ERN CCA ERP